Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Amendment to Senior Credit Facility
with Wells Fargo Business Credit

Company Reiterates Its Previously Announced 2010 Full-Year Outlook

AZUSA, CA (June 30, 2010) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced that effective June 29, 2010, the Company amended certain terms of its senior credit facility with Wells Fargo Business Credit ("Wells Fargo").

Specifically, the amendment decreases the rolling, twelve month Adjusted EBITDA covenant for the second quarter of 2010 to $11,000,000, a decrease of $850,000, to adjust for promotional and sales timing differences during the second quarter.  All other covenants, including the Net Book Worth covenant, the Maximum Capital Expenditure covenant and the third and fourth quarter Adjusted EBITDA covenants remain the same as the credit agreement signed with Wells Fargo on November 6, 2009.

Ingrid Jackel, the Company’s Chairwoman and CEO stated, “We continue to be very pleased with our relationships with our lenders, Wells Fargo and Mill Road Capital, L.P., and appreciate their continued support of our efforts to build the brand and the Company over the coming quarters and years.”

Outlook

The Company is reiterating its previously-announced outlook for 2010.  The Company noted that it continues to expect net sales growth for the year in the low single digits, despite the previously announced loss of a major customer, which ordered the Company’s products in the first half of 2009 but has had no orders in 2010.  The Company also expects gross margin to be higher in 2010 than the 44.3% achieved in 2009, as well as cash provided from operating activities to be positive in 2010.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in 23,700 stores operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any significant retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreements; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:	John Mills / Anne Rakunas
ICR, Inc.
(310) 954-1100